                                                                   Exhibit 4.2


                      [FORM OF FIXED RATE MEDIUM-TERM NOTE]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                  ALBERTSON'S, INC.                         REGISTERED
NO.                                                                                   $

                                       MEDIUM-TERM NOTE, SERIES B
                                       DUE 9 MONTHS OR MORE FROM
                                            DATE OF ISSUE
                                            (FIXED RATE)

                                                                                      CUSIP

ORIGINAL ISSUE DATE:                   INTEREST RATE:                                 STATED MATURITY:



INTEREST PAYMENT DATE(S):              REGULAR RECORD DATE(S):                        REGULAR REDEMPTION
                                                                                        / / YES / / NO


INITIAL REDEMPTION DATE:               INITIAL REDEMPTION PRICE:                      PREMIUM REDUCTION AMOUNT:



MAKE-WHOLE PREMIUM                     OPTIONAL REPAYMENT DATE(S):
REDEMPTION  / / YES / / NO

         ALBERTSON'S, INC. (the "Company", which term includes any successor under the Indenture referred to hereinafter), a corporation duly organized and existing under the laws of the State of Delaware, for value received, hereby promises to pay to_______________, or registered assigns, the principal sum of_______________DOLLARS on the Stated Maturity, and to pay interest thereon, if any, at the rate per annum shown above, computed on the basis of a 360-day year of twelve 30-day months, until the principal hereof has been paid or made available for payment. Except as provided in the Indenture, the Company will pay interest, if any, on the Interest Payment Dates specified above, commencing with the first Interest Payment Date following the Original Issue Date and ending at Maturity; provided, however, that any payment of principal of, premium, if any, or interest, if any, on this Global Note to be made on an Interest Payment Date or at Maturity which is not a Business Day (as hereinafter defined) will be made on the next succeeding Business Day. Interest on this Global Note, if any, will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, to but excluding the next succeeding Interest Payment Date, until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date designated on the face hereof (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable; and provided, further, that if this Global Note is originally issued between a Regular Record Date and an Interest Payment Date, then interest will be payable to the Person in whose name this Global Note (or one or more Predecessor

Securities) is registered on the next succeeding Regular Record Date, and will be so paid on the next succeeding Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Global Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Global Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. So long as this Global Note is a Global Security held by a Depositary or a nominee of such Depositary, then the principal of, premium, if any, and interest, if any, on this Global Note on any Interest Payment Date and at Maturity shall be payable in immediately available funds to such Depositary or a nominee of such Depositary. If at any time this Global Note is no longer a Global Security held by a Depositary or its nominee, then the principal of, premium, if any, and interest, if any, on this Global Note at Maturity shall be paid in immediately available funds to the Holder upon surrender of this Global Note at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, or at such other place or places as may be designated pursuant to the Indenture, provided that this Global Note is surrendered at the office or agency described above in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. If at any time this Global Note is no longer a Global Security held by a Depository or its nominee, then the payment of interest, if any, on this Global Note due on any Interest Payment Date other than at Maturity shall be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register on the relevant Regular or Special Record Date, as the case may be, or by wire transfer in immediately available funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date, as the case may be. Each payment of principal of, premium, if any, and interest, if any, on this Global Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         This Global Note is one of the series of Debt Securities designated under the Indenture as Medium-Term Notes, Series B (the "Notes").

         This Global Note is one of a duly authorized issue of unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness of the Company (herein referred to as the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1992 (herein referred to as the "Indenture"), between the Company and First Trust of New York, N.A., as successor in interest to the corporate trust business of Morgan Guaranty Trust Company of New York (herein referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Notes will be issuable in an aggregate principal amount of $300,000,000, which amount may be increased if duly authorized by the Company. The Notes may have different Original Issue Dates and Interest Payment Dates, mature at different times and bear interest at different rates and, as provided below, be subject to different redemption provisions and/or repayment provisions, and may differ in such other respects as is provided herein or as may be provided pursuant to the terms of the Indenture. The Notes will rank on a parity with all other senior unsecured indebtedness of the Company from time to time outstanding.

         Each of the defeasance and covenant defeasance provisions of Article Thirteen of the Indenture shall apply to this Global Note.

         Each of the covenant provisions of Sections 1008 and 1009 of the Indenture shall apply to this Global Note.

         This Global Note is not subject to payment from a sinking fund.

         This Note may be subject to repayment at the option of the Holder prior to the Stated Maturity specified above on the Optional Repayment Date(s), if any, specified above. If no Optional Repayment Dates are specified above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity. On any Optional Repayment Date, this Note shall be repayable in whole or in part in an amount equal to $1,000 or such other minimum denomination specified on the face hereof (provided that any remaining principal amount shall be at least $1,000 or such other minimum denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid (or, if this Note is an Original Issue Discount Note, such lesser amount as is provided in such Note), together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" set forth below duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders), not more than 60 or less than 30 days prior to the applicable Optional Redemption Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of payment of this Note in part only, a new Note for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         If so designated on the face of this Global Note, this Global Note may be redeemed by the Company by Regular Redemption or Make-Whole Premium Redemption on any date on and after the Initial Redemption Date indicated on the face hereof. If neither Regular Redemption nor Make-Whole Premium Redemption is designated on the face hereof, then this Global Note may not be redeemed prior to its Stated Maturity.

         REGULAR REDEMPTION. If so designated on the face of this Global Note that it is subject to Regular Redemption, then on and after the Initial Redemption Date, this Global Note may be redeemed at the option of the Company in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Global Note shall be at least $1,000) at the Redemption Price, together with accrued interest to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. The Redemption Price shall be initially equal to the Initial Redemption Price set forth on the face hereof on the Initial Redemption Date (plus accrued interest to the Initial Redemption Date), and shall decline (but not below par) on each anniversary of the Initial Redemption Date by the Premium Reduction Amount set forth on the face hereof until the Redemption Price is equal to 100% of such principal amount, plus accrued interest to the date this Global Note is redeemed (the "Redemption Date"). If less than all of this Global Note is to be redeemed, the beneficial interests in this Global Note to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. In the event of redemption of this Global Note in part only, a new Global Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon surrender hereof.

         MAKE-WHOLE PREMIUM REDEMPTION. If so designated on the face of this Global Note, this Global Note may be redeemed at the option of the Company, as a whole or from time to time in part, upon not less than 30 nor more than 60 days' notice mailed to the Holder at his address as it appears in the Security Register, on any date prior to its Stated Maturity at a Redemption Price equal to 100% of the principal amount hereof plus accrued interest to the Redemption Date (subject to the right of the Holder of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), plus a Make-Whole Premium, if any.

         The amount of the "Make-Whole Premium" in respect of the principal amount of this Global Note will be the excess, if any, of (i) the sum of the present values, as of the Redemption Date of this Global Note, of (A) the respective interest payments (exclusive of the amount of accrued interest to the Redemption Date) on this Global Note that, but for such redemption, would have been payable on their respective Interest Payment Dates after such Redemption Date, and (B) the payment of such principal amount that, but for such redemption, would have been payable on the Stated Maturity of this Global Note over (ii) the amount of such principal to be redeemed. Such present values will be determined in accordance with generally accepted principles of financial analysis by discounting the amounts of such payments of interest and principal from their respective Stated Maturities to such Redemption Date at a discount rate equal to the Treasury Yield.

         The "Treasury Yield" in respect of this Global Note shall be determined as of the date on which notice of redemption of this Global Note is sent to the Holder hereof by reference to the most recent Federal Reserve Statistical Release H.15 (519) (or successor publication) which has become publicly available not more than two Business Days prior to such date (or, if such Statistical Release (or successor publication) is no longer published or no longer contains the applicable data, to the most recently published issue of The Wall Street Journal (Eastern Edition) published not more than two Business Days prior to such date that contains such data or, if The Wall Street Journal (Eastern Edition) is no longer published or no longer contains such data, to any publicly available source of similar market data), and shall be the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the Remaining Life of this Global Note and, if applicable, converted to a bond equivalent yield basis as described below. The "Remaining Life of this Global Note" shall equal the number of years from the Redemption Date to the Stated Maturity of this Global Note; provided that if the Remaining Life of this Global Note is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is specified in the applicable source, then the Remaining Life of this Global Note shall be rounded to the nearest one-twelfth of one year and the Treasury Yield shall be obtained by linear interpolation (computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point)), after rounding to the nearest one-twelfth of one year, from the weekly average yields of (a) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Life of this Global Note and (b) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Life of this Global Note, except that if the Remaining Life of this

Global Note is less than three months, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of three months shall be used. The Treasury Yield shall, if expressed on a yield basis other than that equivalent to a bond equivalent yield basis, be converted to a bond equivalent yield basis and shall be computed to the fifth decimal place (one thousandth of a percentage point) and then rounded to the fourth decimal place (one hundredth of a percentage point).

         If an Event of Default with respect to this Global Note shall occur and be continuing, the entire principal amount of this Global Note may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also permits the amendment thereof without the consent of the Holders of any of the Securities to, among other things, cure any ambiguity or omission or correct or supplement any provision therein that may be inconsistent with any other provision therein, or take certain other actions, provided that such actions will not adversely affect the interests of the Holders of Securities of any series in any material respect. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Note.

         No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Global Note at the time, place and rate, and in the coin or currency herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Global Note is registrable on the Security Register upon surrender of this Global Note for registration of transfer at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Global Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein set forth, this Global Note is exchangeable for the same aggregate principal of Global Notes of authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note may be overdue, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

         In the event that (i) DTC, or any successor Depositary, notifies the Company and the Trustee in writing that it is unwilling or unable to continue as Depositary for this Global Note or if at any time DTC, or any successor Depositary, ceases to be a clearing corporation registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days,
(ii) the Company in its sole discretion determines that the Notes shall no longer be represented by this Global Note and executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Notes represented by this Global Note, then the Company will issue Notes in definitive form in exchange for this Global Note. Notes so issued in definitive form will be issued as registered Notes without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

         AS PROVIDED IN THE INDENTURE, THIS GLOBAL NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined herein.

         This Global Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture.

         WITNESS the seal of the Company and the signatures of its duly authorized officers.


                                       ALBERTSON'S, INC.


Dated:                                 By: _________________________________
                                             Senior Vice President, Finance
                                             and Chief Financial Officer


[SEAL]                                 By: _________________________________
                                             Corporate Secretary



Trustee's Certification of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

First Trust of New York, N.A.,
 as Trustee


By: _________________________________
    Authorized Officer

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE:

_______________________________________


_______________________________________________________________________________
     (Please print or typewrite name and address including postal zip code of assignee)

the within Global Note of ALBERTSON'S, INC. and all rights hereunder, hereby irrevocably constituting and appointing________________________________________

attorney to transfer said Global Note on the books of the within-named Company,

with full power of substitution in the premises.


Dated: _________________________


                                  SIGN HERE
                                            ___________________________________
                                            NOTICE: THE SIGNATURE TO THIS
                                            ASSIGNMENT MUST CORRESPOND WITH THE
                                            NAME AS WRITTEN UPON THE FACE OF THE
                                            WITHIN INSTRUMENT IN EVERY
                                            PARTICULAR, WITHOUT ALTERATION OR
                                            ENLARGEMENT OR ANY CHANGE WHATEVER.

                                            SIGNATURE GUARANTEED

                            OPTION TO ELECT REPAYMENT


         The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
        (Please print or typewrite name and address of the undersigned)


         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid:
_________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ______________________________.

Dated: ______________________          ________________________________________
                                       NOTICE: The signature on this Option to
                                       Elect Payment must correspond with the
                                       name as written upon the face of the
                                       within instrument in every particular
                                       without alteration or enlargement.


                                       SIGNATURE GUARANTEED